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                                                                 EXHIBIT 10.03d




                                    AMENDMENT
                           TO 1989 MONRO MUFFLER BRAKE
                     EMPLOYEES' INCENTIVE STOCK OPTION PLAN


                  THIS AMENDMENT, dated as of January 29, 1998 (the "Amendment") to the 1989 MONRO MUFFLER BRAKE EMPLOYEES' INCENTIVE STOCK OPTION PLAN, as previously amended (the "Plan").

                  WHEREAS, the Board of Directors of Monro Muffler Brake, Inc. (the "Company"), desires to clarify the discretionary abilities of the Board of Directors of the Company with respect to the terms of options granted under the Plan; and

                  WHEREAS, Section 7 of the Plan grants the Board of Directors of the Company the authority to amend the Plan within the restrictions set forth in such Section 7;

                  NOW, THEREFORE, the Plan is hereby amended as follows.

                  1. By adding "the Board of Directors may, in its sole discretion, approve the issuance of Options which, although not otherwise exercisable as of such date, become immediately exercisable in the event that the optionee ceases to be an employee of the Company or any of its subsidiaries or an employee of a corporation or a parent or a subsidiary of such corporation issuing or assuming an Option granted under the Plan in a transaction to which
Section 424(a) of the Code applies; provided, further, that" to Section 4(f) of the Plan in the eleventh line after the phrase "provided, however, that."

                  2. By adding "The right to exercise Options which are not otherwise exercisable in the event of the cessation of optionee's employment pursuant to this Section 4(f) must be specifically granted by the Board of Directors in the letter or instrument granting such Option." to the end of
Section 4(f).

                  3. By adding the following as new Section 4(h):

                           (h) CHANGE OF CONTROL. The Board of Directors may, in its sole discretion, approve the issuance of options which, although not otherwise exercisable as of the date of a Change of Control (as defined below), become exercisable immediately prior to the date of such Change of Control. Any such terms referred to in this Section 4(h) shall be specifically stated in the letter or instrument granting Options hereunder. For purposes of the Plan, "Change of Control" means that any of the following events have occurred:

                                    (i) any person who is not an "affiliate" (as
                  defined in Rule 12b-2 under the Exchange Act of 1934, as amended) of the Company as of the effective date of the Option grant becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company except pursuant to a public offering of securities of the Company;


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                                    (ii) the sale of the Company substantially
                  as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise) to a person who is not an affiliate of the Company as of the effective date of the Option grant;

                                    (iii) any tender offer or exchange offer for
                  shares of common stock of the Company by a person who is not an affiliate of the Company as of the effective date of the Option grant; or

                                    (iv) there occurs a merger, consolidation or
                  other reorganization of the Company with a person who is not an affiliate of the Company as of the effective date of the Option grant, and in which the Company is not the surviving entity.

                  4. By moving Section 4(h) entitled "POWER TO ESTABLISH OTHER PROVISIONS" to a new Section 4(i) with no other changes to such new
Section 4(i).



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